Exhibit 5

                              TROUTMAN SANDERS LLP

                                ATTORNEYS AT LAW
                             BANK OF AMERICA CENTER
                              1111 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219
                             www.troutmansanders.com
                             TELEPHONE: 804-697-1200
                             FACSIMILE: 804-697-1339

                                 MAILING ADDRESS
                                  P.O. BOX 1122
                          RICHMOND, VIRGINIA 23218-1122


                                  May 10, 2005


The Board of Directors
Trustmark Corporation
248 East Capitol Street
Jackson, Mississippi  39201

                       Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Trustmark Corporation, a Mississippi corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 6,090,301 shares of the Company's common stock, $0.00 par value, (the "Shares") reserved for issuance in connection with the Company's 2005 Stock and Incentive Compensation Plan (the "Plan").

The issuance of the Shares pursuant to the Plan was authorized by the Board of Directors of the Company by resolutions adopted March 8, 2005 and April 19, 2005, subject to approval of the Plan by the shareholders of the Company. The Plan was duly approved by the shareholders of the Company at the annual meeting of the Company's shareholders held May 10, 2005.

As counsel to the Company, we have examined the Plan and certain books and records of the Company and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

Based upon and subject to the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the Plan have been duly authorized and will, when and to the extent issued in connection with the Plan, be validly issued, fully paid and nonassessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Mississippi.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plan and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement.

                                        Very truly yours,

                                       /s/ TROUTMAN SANDERS LLP